Exhibit 10.02

THIRD AMENDMENT TO THE
STATE AUTO FINANCIAL CORPORATION
LEADERSHIP BONUS PLAN

Background Information

A.
State Auto Financial Corporation (“STFC”) previously adopted and maintains the State Auto Financial Corporation Leadership Bonus Plan (the “Plan”) for the benefit of identified executive officers and other key management employees, managers and professionals.

B.	STFC desires to amend the Plan to include additional forfeiture events for awards made under the Plan.

C.	Article 9 of the Plan permits the Compensation Committee of the Board of Directors of STFC to amend the Plan.

Amendment of the Plan
The Plan is hereby amended effective January 1, 2015 as follows:

1.	Section 6.4 of the Plan is hereby amended by adding a new third sentence to read as follows:
Further, the Administrator may, in its discretion, require that all or any portion of a Final Bonus paid to a Participant for the current or immediately preceding Performance Period be forfeited and returned to the Company if the Participant directly or indirectly solicits or causes to be solicited, or in any other way is responsible for, an offer of employment to be made to any employee of the Company for twelve months after such Participant’s termination of employment from the Company, without the prior written consent of the Company.

2.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

BY: Jay Yano
TITLE: Senior Vice President
DATE: March 5, 2015